 September 19, 2008

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Southern Missouri Bancorp, Inc., we cordially invite you to attend the 2008 Annual Meeting of Shareholders. The meeting will be held at 9:00 a.m. local time, on Monday, October 20, 2008 at the Greater Poplar Bluff Area Chamber of Commerce Building, 1111 West Pine Street, Poplar Bluff, Missouri.

The matters expected to be acted upon at the meeting are described in the attached proxy statement. In addition, we will report on our progress during the past year, and entertain your questions and comments.

We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope provided as promptly as possible. This will save us the additional expense in soliciting proxies and will ensure that your shares are represented at the annual meeting.

Your Board of Directors and management are committed to the continued success of Southern Missouri Bancorp, Inc., and the enhancement of your investment. As President, I want to express my appreciation for your confidence and support.

Sincerely, /s/ Greg A. Steffens Greg A. Steffens President

531 Vine Street · P.O. Box 520  · Poplar Bluff, Missouri 63902 · phone 573-778-1800

SOUTHERN MISSOURI BANCORP, INC.
531 Vine Street
Poplar Bluff, Missouri 63901
(573) 778-1800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on October 20, 2008

Notice is hereby given that the annual meeting of shareholders of Southern Missouri Bancorp, Inc. will be held at the Greater Poplar Bluff Area Chamber of Commerce Building, 1111 West Pine Street, Poplar Bluff, on October 20, 2008, at 9:00 a.m. local time.

A proxy card and a proxy statement for the annual meeting are enclosed.

The annual meeting is for the purpose of considering and voting on the following proposals:

Proposal 1.	Election of three directors of Southern Missouri Bancorp, each for a term of three years;

Proposal 2.	Approval of the Southern Missouri Bancorp, Inc. 2008 Equity Incentive Plan; and

Proposal 3.	Ratification of the appointment of BKD, LLP as Southern Missouri Bancorp's independent auditors for the fiscal year ending June 30, 2009.

Shareholders also will transact such other business as may properly come before the annual meeting, or any adjournment or postponement thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.

The Board of Directors has fixed the close of business on September 8, 2008, as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Ronnie D. Black RONNIE D. BLACK Secretary
Poplar Bluff, Missouri
September 19, 2008

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

SOUTHERN MISSOURI BANCORP, INC.
531 Vine Street
Poplar Bluff, Missouri 63901
(573) 778-1800
____________________

PROXY STATEMENT
____________________

ANNUAL MEETING OF SHAREHOLDERS
To be held on October 20, 2008
____________________

Southern Missouri Bancorp, Inc.'s Board of Directors is using this proxy statement to solicit proxies from the holders of Southern Missouri Bancorp common stock for use at our annual meeting of shareholders. We are first mailing this proxy statement and the enclosed form of proxy to our shareholders on or about September 19, 2008. Certain of the information provided herein relates to Southern Missouri Bank and Trust, a wholly owned subsidiary of Southern Missouri Bancorp. Southern Missouri Bank and Trust may also be referred to from time to time as the "Bank." References to "Southern Missouri Bancorp", "we", "us" and "our" refer to Southern Missouri Bancorp, Inc. and, as the context requires, Southern Missouri Bank and Trust.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting.

Our annual meeting will be held as follows:

Date:	October 20, 2008
Time:	9:00 a.m., local time
Place:	Greater Poplar Bluff Area Chamber of Commerce
1111 West Pine Street
Poplar Bluff, Missouri

Matters to be Considered at the Annual Meeting.

At the meeting, shareholders of Southern Missouri Bancorp are being asked to consider and vote upon the following proposals:

Proposal I.	Election of three directors of Southern Missouri Bancorp, each for a term of three years;
Proposal II.	Approval of the Southern Missouri Bancorp, Inc. 2008 Equity Incentive Plan
Proposal III.	Ratification of the appointment of BKD, LLP as Southern Missouri Bancorp's independent auditors for the fiscal year ending June 30, 2009.

The shareholders also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who is Entitled to Vote?

We have fixed the close of business on September 8, 2008 as the record date for shareholders entitled to notice of and to vote at the Southern Missouri Bancorp annual meeting. Only holders of record of Southern Missouri Bancorp common stock on that record date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of Southern Missouri Bancorp common stock you own. On September 8, 2008, 2,210,833 shares of Southern Missouri Bancorp common stock were outstanding and entitled to vote at the annual meeting.

What if My Shares are Held in "Street Name" by a Broker?

If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items, pursuant to current industry practice. In the case of non-discretionary items, the shares not voted will be treated as "broker non-votes." The proposals to elect directors and ratify auditors described in this proxy statement are considered "discretionary" items under the Nasdaq Stock Market rules.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan be Voted?

We maintain an employee stock ownership plan ("ESOP") which owns 7.86% of Southern Missouri Bancorp common stock. Employees of Southern Missouri Bancorp and Southern Missouri Bank and Trust participate in the ESOP. Each ESOP participant instructs the trustee of the plan how to vote the shares of Southern Missouri Bancorp common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card distributed by the ESOP trustee, the ESOP trustee will vote the participant's shares in accordance with the participant's instructions. Shares of Southern Missouri Bancorp common stock held in the ESOP but not allocated to any participant's account, and allocated shares for which no voting instructions are received from participants, will be voted by the trustee in the same proportion as shares for which the trustees have received voting instructions.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of Southern Missouri Bancorp common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What If a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal I: Election of Directors.

Directors are elected by a majority of the votes cast, in person or by proxy, at the annual meeting by holders of Southern Missouri Bancorp common stock. Pursuant to our Articles of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes for a particular nominee will have the same effect as a vote against the respective nominee. Our Board of Directors unanimously recommends that you vote "FOR" the election of each of management's director nominees.

Vote Required to Approve Proposal II: Approval of the Southern Missouri Bancorp, Inc. 2008 Equity Incentive Plan.

Approval of the Southern Missouri Bancorp, Inc. 2008 Equity Incentive Plan requires approval by a majority of the total votes actually cast by shareholders, in person or by proxy, on the matter at the special meeting.  Under this requirement, abstentions will have the same effect as a vote against the proposal; broker non-votes and a shareholder's failure to vote will have no effect on the vote.  Our Board of Directors recommends that you vote "FOR" approval of the Southern Missouri Bancorp, Inc. 2008 Equity Incentive Plan.

Vote Required to Approve Proposal III: Ratification of the Appointment of Our Independent Auditors.

Ratification of the appointment of BKD, LLP as our independent auditors for the fiscal year ending June 30, 2009 requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of Southern Missouri Bancorp common stock. Abstentions and broker non-votes on the proposal to ratify the appointment of BKD, LLP as our independent auditors, will have the same effect as a vote against the proposal. Our Board of Directors unanimously recommends that you vote "FOR" the proposal to ratify BKD, LLP as our independent auditors for the fiscal year ending June 30, 2009.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. Shares of Southern Missouri Bancorp common stock can only be voted if the shareholder is present in person at the annual meeting or by proxy. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting.

Voting instructions are included on your proxy card. Shares of Southern Missouri Bancorp common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder's instructions. Where properly executed proxies are returned to Southern Missouri Bancorp with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of management's director nominees, "FOR" the approval of the Southern Missouri Bancorp, Inc. 2008 Equity Incentive Plan, and "FOR" ratification of the appointment of BKD, LLP as our independent auditors for the fiscal year ending June 30, 2009. Should any other matters be properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. No other matters are currently expected by the Board of Directors to be properly presented at the Annual Meeting.

You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children -- in which case you will receive three separate proxy cards to vote.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying the Corporate Secretary of Southern Missouri Bancorp in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

Proxy Solicitation Costs.

We will pay the cost of soliciting proxies. In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

STOCK OWNERSHIP OF SOUTHERN MISSOURI BANCORP COMMON STOCK

Stock Ownership of Directors and Executive Officers and 5% Owners.

The following table sets forth, as of the September 8, 2008 voting record date, information regarding share ownership of:

•
those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of Southern Missouri Bancorp common stock other than directors and executive officers;

•	each director and director nominee of Southern Missouri Bancorp Inc.;

•	each executive officer of Southern Missouri Bancorp named in the Summary Compensation Table appearing under "Executive Compensation" below; and

•	all current directors and executive officers of Southern Missouri Bancorp as a group.

The address of each of the beneficial owners, except where otherwise indicated, is the same address as Southern Missouri Bancorp. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Southern Missouri Bancorp.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after September 8, 2008 are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial Owners	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding
Beneficial Owners of More Than 5% Other than Directors and Named Executive Officers
Southern Missouri Bancorp, Inc. Employee Stock Ownership Plan Trust(2) 531 Vine Street Poplar Bluff, Missouri 63901	173,719	7.86%
Donald R. Crandell(3) 1815 Zehm Street Poplar Bluff, Missouri 63901	185,596	8.39%
Jeffrey L. Gendell(4) Tontine Financial Partners, L.P. 200 Park Avenue, Suite 300 New York, New York 10166	179,382	8.11%
Directors and Named Executive Officers
Greg A. Steffens(5)	125,630	5.66%
Samuel H. Smith	80,054	3.62%
James W. Tatum(6)	88,554	4.01%
Ronnie D. Black	22,185	1.00%
L. Douglas Bagby	13,800	*
Sammy A. Schalk(7)	43,200	1.95%
Rebecca M. Brooks	7,750	*
Charles R. Love	7,800	*
Charles R. Moffitt	7,000	*
Dennis C. Robison	200	*
Directors and executive officers of Southern Missouri Bancorp, Inc. and Southern Missouri Bank and Trust as a group (9 persons)(8)	396,173	17.68%
___________________________________
(1)
Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power. Included in the shares beneficially owned by the directors and named executive officers are options to purchase shares of Southern Missouri Bancorp common stock exercisable within 60 days of September 8, 2008, as follows: Mr. Steffens - 8,000 shares; Mr. Schalk - 10,000 shares; Ms. Brooks - 4,000 shares; Mr. Moffitt - 4,000 shares; and Mr. Love - 4,000 shares.

(2)
Represents shares held by the ESOP. All of the shares have been allocated to accounts of participants. Pursuant to the terms of the ESOP, each ESOP participant has the right to direct the voting of shares of Southern Missouri Bancorp common stock allocated to his or her account.

(3)	Based on information provided by Donald R. Crandell as of September 21, 2007.
(4)	As reported by Jeffrey L. Gendell in a statement dated June 18, 2008 on Schedule 13D under the Securities and Exchange Act of 1934, as amended.
(5)	Includes 12,830 shares allocated to Mr. Steffens' account under the ESOP.
(6)	Includes 20,000 shares held solely by Mr. Tatum's spouse.
(7)	Includes 3,800 shares held in the Gamblin Lumber Co. Profit Sharing Trust for which Mr. Schalk is the trustee.
(8)
Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes options to purchase 30,000 shares of Southern Missouri Bancorp common stock granted to directors and executive officers.

*	Less than 1% ownership.

PROPOSAL I -- ELECTION OF DIRECTORS

Our Board of Directors consists of nine members. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  At this annual meeting, our Chairman, James W. Tatum, is retiring from the Board.  Dennis C. Robison has been nominated to fill Mr. Tatum's seat.  The Board would like to thank Mr. Tatum for over 25 years of dedicated service to the Company and the Bank.

The table below sets forth information regarding each director of Southern Missouri Bancorp and each nominee for director, including his or her age, position on the board and term of office. The Board of Directors selects nominees for election as directors. Both of our nominees currently serve as Southern Missouri Bancorp directors or have been appointed by the Board to serve in such capacity. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors recommends you vote "FOR" each of the director nominees.

Name	Age(1)	Position(s) Held with Southern Missouri Bancorp, Inc. and Southern Missouri Bank and Trust	Director Since(2)	Term to Expire
Director Nominees
Ronnie D. Black	[60]	Director and Secretary	1997	2011
Rebecca M. Brooks	[52]	Director	2004	2011
Dennis C. Robison	[54]	Director	--	2011

Directors Continuing in Office
Greg A. Steffens	[41]	President	2000	2009
Samuel H. Smith	[70]	Director	1988	2009
L. Douglas Bagby	[58]	Director	1997	2009
Sammy A. Schalk	[59]	Director	2000	2010
Charles R. Love	[57]	Director	2004	2010
Charles R. Moffitt	[64]	Director	2004	2010
_________________________________
(1)	At June 30, 2008.
(2)	Includes service as a director of Southern Missouri Bank and Trust.

Set forth below is the principal occupation of each director of Southern Missouri Bancorp and of each of the nominees for director. All directors and nominees have held their present positions for at least five years unless otherwise indicated.

Ronnie D. Black. Mr. Black serves as Executive Director of the General Association of General Baptists, a position he has held since 1997. He is also the Secretary of Southern Missouri Bancorp, Inc.

Rebecca M. Brooks. Ms. Brooks is the financial operations manager for McLane Transport, Inc. She has held that position since 1997.

Dennis C. Robison. Mr. Robison is a farmer and the managing partner of two family-owned businesses in Butler and Ripley counties in Missouri. He served on the board of Riceland Foods from 1994 to 2006.

Sammy A. Schalk. Mr. Schalk is the President and principal owner of Gamblin Lumber Company. Mr. Schalk serves on the Municipal Board of Public Utilities and the advisory committee for the Industrial Technology Department of the local junior college.

Charles R. Love. Mr. Love is a certified public accountant and partner with the accounting firm of Kraft, Miles & Tatum, LLC. Mr. Love has been an accountant with Kraft, Miles & Tatum, LLC since 1988.

Charles R. Moffitt. Mr. Moffitt is the general manager of Morse Harwell Jiles Insurance Agency located in Poplar Bluff. He has held that position since 1999.

Greg A. Steffens. Mr. Steffens has served as President of Southern Missouri Bancorp since October 2000. Prior to being elected President, Mr. Steffens served as Chief Financial Officer of Southern Missouri Bancorp, and President and Chief Executive Officer of Southern Missouri Bank and Trust.

Samuel H. Smith. Mr. Smith is currently Chairman of the Board of Directors of Southern Missouri Bank and Trust. He is a retired engineer, and majority stockholder of S.H. Smith and Company, Inc., an engineering consulting firm in Poplar Bluff, Missouri.

L. Douglas Bagby. Mr. Bagby has served as the City Manager of Poplar Bluff since September 2003. He is currently Vice Chairman of the Board of Directors of Southern Missouri Bank and Trust.

Board of Directors' Meetings and Committees and Corporate Governance Matters

Board Meetings, Independence and Ethics Code

Meetings of the Company's Board of Directors are generally held on a monthly basis. The Company's Board of Directors held 12 regular meetings and five special meetings during the fiscal year ended June 30, 2008. All directors of the Company attended more than 75 percent of the aggregate of the total number of Board meetings. The Company's policy is for all directors to attend its annual meeting of stockholders, and all of our directors attended last year's annual meeting.

The Board has determined that Directors Smith, Black, Bagby, Schalk, Brooks, Love and Moffitt, constituting a majority of the Board members, are "independent directors," as that term is defined in the Nasdaq listing standards. Stockholders may communicate directly with the Board of Directors by sending written communications to Samuel H. Smith, Vice Chairman, 531 Vine Street, Poplar Bluff, Missouri 63901.

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. You may obtain a copy of the Code free of charge by writing to the Corporate Secretary of the Company, 531 Vine Street, Poplar Bluff, Missouri 63901 or by calling (573) 778-1800. In addition, the Code of Business Conduct and Ethics has been filed with the SEC as Exhibit 14 to the Company's Annual Report on Form 10-KSB for the year ended June 30, 2005 and is available on our website at www.smbtonline.com at "Investor Relations/Corporate Governance."

Board Committee Attendance and Charter

The Board of Directors of the Company has standing Audit/Compliance, Investor Relations/Corporate Governance, Compensation and Nominating Committees. All members of these committees attended more than 75 percent of the total number of meetings held by the committees on which he or she served, with the exception of directors Bagby and Tatum, who attended 60% of the meetings held.

The Board of Directors has adopted written charters for the Audit/Compliance Committee, Investor Relations/Corporate Governance Committee, the Compensation Committee and the Nominating Committee. The charters for the Audit/Compliance Committee, Investor Relations/Corporate Governance Committee, Compensation Committee and the Nominating Committee are available on our website at www.smbtonline.com at "Investor Relations/Corporate Governance." You also may obtain a copy of these committee charters free of charge by writing to the Corporate Secretary of the Company, 531 Vine Street, Poplar Bluff, Missouri 63901 or by calling (573) 778-1800.

Audit Committee

The Audit Committee is comprised of Directors Love (Chairman), Smith, Bagby, Black, Schalk, Moffitt, Brooks and Robison all of whom are "independent directors" under the Nasdaq listing standards. The Board of Directors has determined that Director Love is an "audit committee financial expert" as defined in Item 407(e) of Regulation S-K of the Securities and Exchange Commission and that all of the Audit Committee members meet the independence and financial literacy requirements under the Nasdaq listing standards. In fiscal 2008, the Audit Committee met five times.

The Audit Committee is responsible for hiring, terminating and/or reappointing the Company's independent auditor and for reviewing the annual audit report prepared by our independent registered public accounting firm. The functions of the Audit Committee also include:

•	approving non-audit and audit services to be performed by the independent registered public accounting firm;

•	reviewing and approving all related party transactions for potential conflict of interest situations;

•	reviewing and assessing the adequacy of the Audit Committee Charter on an annual basis;

•	reviewing significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

•	ensuring the existence of effective accounting and internal control systems; and

•	overseeing the entire audit function of the Company, both internal and independent.

Compensation Committee

The Compensation Committee is comprised of three independent directors, including Directors Brooks, Bagby and Black. The Compensation Committee is responsible for:

•
determining compensation to be paid to its officers and employees, which are based on the recommendation of Mr. Steffens, except that compensation paid to Mr. Steffens is determined based on the recommendation of a majority of the independent directors, and Mr. Steffens is not present during voting or deliberations concerning his compensation;

•	overseeing the administration of the employee benefit plans covering employees generally; and

•	reviewing our compensation policies and the Compensation Discussion and Analysis included in this proxy statement.

The Compensation Committee does not designate its authority to any one of its members or any other person, however, Mr. Steffens does make recommendations to the Committee for all compensation, except his own. This Committee also administers the Company's Stock Option and Incentive Plan and the Management Recognition and Development Plan and reviews overall compensation policies for the Company. The Company's Compensation Committee met one time during the fiscal year ended June 30, 2008.

Compensation Committee Interlocks and Insider Participation

None of the three members of the Compensation Committee are an officer, employee or former officer of the Company or the Bank. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Nominating Committee

The Nominating Committee is composed of Directors Smith (Chairman), Schalk, Bagby and Love. The committee is primarily responsible for selecting nominees for election to the Board. The Nominating Committee generally meets once per year to make nominations. The Nominating Committee will consider nominees recommended by stockholders in accordance with the procedures in the Company's bylaws, but the Nominating Committee has not actively solicited such nominations. The Nominating Committee has the following responsibilities:

•	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

•
recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company's charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

•	review nominations submitted by stockholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of the Company's charter and bylaws;

•	consider and evaluate nominations from stockholders using the same criteria as all other nominations;

•	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

•	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations, other than those made by the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in the Company's bylaws. In general, to be timely, a stockholder's notice must be received by the Company not less than 90 days nor more than 20 days prior to the first anniversary of the preceding year's annual meeting; however, if less than 100 days' notice of the date of the scheduled annual meeting is given by the Company, the stockholder has until the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was made. The stockholder's notice must include certain other information set forth in the Company's bylaws. This description is a summary of our nominating process. Any stockholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company's charter and bylaws and in Missouri law. During the fiscal year ended June 30, 2008, the Nominating Committee was responsible for selecting director nominees and met one time with respect to the selection of director nominees.

COMPENSATION OF EXECUTIVE OFFICERS

2008 Summary Compensation Table

The following table sets forth information concerning the compensation earned in 2008 by: (i) our principal executive officer and principal financial officer; and (ii) the two other most highly compensated officers whose salary and bonus during the fiscal year ended June 30, 2008 and 2007, exceeded $100,000. We will use the term “named executive officers” in this proxy statement to refer to the officers listed in the table.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation(1)	Total

Greg A. Steffens President and Chief Financial Officer	2008	$180,210	$36,000	$2,950	$ ---	$27,135	$246,295
	2007	$180,608	$ ---	$2,990	$ ---	$25,714	$204,312

William Hribovsek Chief Lending Officer	2008	$134,238	$24,000	$2,950	$ ---	$12,014	$173,202
	2007	$134,844	$ ---	$2,990	$ ---	$11,135	$148,974

William Aslin Market Area President	2008	$115,486	$ 8,000	$ ---	$ ---	$ 9,204	$132,690
	2007	$112,471	$ 550	$ ---	$ ---	$ 9,287	$122,308

____________________
(1)
Amount includes ESOP allocations and board fees for Mr. Steffens and ESOP allocations for Messrs. Hribovsek and Aslin. The reported ESOP allocations are based on 2008 compensation and were made in 2008. This amount does not include personal benefits or perquisites, because none of the named executive officers received more than $10,000 worth of such benefits in the aggregate.

Management Recognition and Development Plan, 2003 Stock Option and Incentive Plan

In 2003, stockholders approved the 2003 Stock Option and Incentive Plan. In 1994 stockholders approved the Management Recognition and Development Plan. The Compensation Committee administers these two long-term incentive stock plans, determines employee eligibility and grants share awards.

Management Recognition and Development Plan. Management Recognition and Development Plan is a stock-based compensation plan designed to reward directors, officers and employees for service with a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the Company. The Company reserved 71,416 shares for stock awards under this plan. Awards are discretionary and are based on an assessment of the participant's position, years of service, and contribution to the success and growth of the Company. Stock awards under the plan generally have vested in equal installments over five years from the date of grant. Prior to the vesting of the shares, the recipient has voting and dividend rights and no transfer rights over the shares. Awards of 2,500 shares were made under this plan in 2008, 200 shares were forfeited, and 3,036 shares remain available for awards as of June 30, 2008. See "Potential Termination and Change in Control Payments" for benefits under the plan upon termination without cause or a change in control.

2003 Stock Option and Incentive Plan. The purpose of the 2003 Stock Option and Incentive Plan is to promote the long-term success of the Company and increase stockholder value by attracting and retaining key employees and directors and encouraging directors and key employees to focus on long-range objectives. The Company reserved 100,000 shares for option awards under this plan, plus additional shares repurchased with the proceeds of exercised options or surrendered to pay an option exercise price. Option awards are discretionary and are based on an assessment of the participant's position, years of service, and contribution to the success and growth of the Company. The plan provides for the award of incentive stock options to qualifying employees under the federal tax laws. Stock awards under the plan generally have vested in equal installments over five years from the date of grant and must be exercised within 10 years. The exercise price of options awarded always has been the fair market value of a share of the Company's common stock on the date of grant. No awards were made under this plan in 2008, 2,000 options were forfeited and 29,500 options remain available for award under this plan. See "Potential Termination and Change in Control Payments" for benefits under the plan upon termination without cause or a change in control.

Outstanding Equity Awards at June 30, 2008

The following table sets forth for each named executive officer information concerning stock options, restricted stock and other equity incentive plan awards that have not vested or been earned at June 30, 2008.

Name	Fiscal Year	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
		Exercisable	Unexercisable

Greg A. Steffens	2008	8,000	2,000	15.23	05/18/14	700	$10,843
	2007	30,000	---	9.9375	02/01/08	400	$ 5,980
		30,000	---	6.75	05/18/09	---	---
		10,000	4,000	15.23	05/18/14	---	---

William Hribovsek	2008	4,000	1,000	15.23	05/18/14	700	$10,843
	2007	10,000	---	6.50	07/11/10	400	$ 5,980
		5,000	2,000	15.23	05/18/14	---	---

William Aslin	2008	2,000	3,000	14.26	09/12/15	---	---
	2007	1,000	4,000	14.26	09/12/15	---	---
________________________
(1)
Value for fiscal year 2008 is based on the $15.49 closing price of a share of the Company's stock on June 30, 2008, the last trading day of fiscal 2008.  Value for fiscal year 2007 is based on the $14.95 closing price on June 29, 2007.

Option Exercises and Stock Vested in Fiscal 2008

The following table sets forth certain information with respect to the exercise of stock options and vesting of restricted stock for each named executive officer during the year ended June 30, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

Greg A. Steffens	60,000	$264,375	200	$2,950

William Hribovsek	10,000	$ 62,500	200	$2,950

William Aslin	---	---	---	---
________________________
(1)	Value realized on exercise represents the excess of the fair market value of the shares acquired at exercise over the exercise price of the option.

(2)	Value realized on vesting represents the fair market value of the shares on the vesting date.

Potential Termination and Change in Control Payments

In addition to the payments and benefits provided to the named executive officers upon their regular retirement, disability or death or upon the termination of their employment by the Bank for cause or by the officer voluntarily, which are described in this proxy statement, the named executive officers are entitled to additional or accelerated payments, benefits or vesting under our compensation plans upon a termination by the Bank without cause, a constructive termination or a termination in connection with a change in control of the Company or the Bank.

Employment Agreements. Under his one year employment agreement with the Bank, Mr. Steffens is entitled to continued payments and benefits subsequent to an involuntary termination or a termination in connection with a change in control of the Bank or the Company.

Under the agreement, an involuntary termination is a termination without cause or a constructive termination. A termination is deemed to be for cause if it is based on personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of law, regulation, regulatory order or the employment agreement. In addition, a termination required under the federal banking laws is treated as a termination for cause.

Under the employment agreements, a change in control is deemed to have occurred if: (i) there is a change in control under regulations of the Federal Reserve; (ii) the event would have to be reported on a Form 8-K; (iii) a person acquires beneficial ownership of at least 20% of the Company's securities; (iv) a majority of the board is no longer the current members or chosen by the current members; or (v) any reorganization, acquisition or sale of substantial assets in which the Company or Bank is not the resulting entity. If Mr. Steffens' employment is terminated or constructively terminated under the guidelines described in the previous paragraph in connection with or within 12 months of a change of control, the Bank would be required to pay to Mr. Steffens in a lump sum 299% of his Section 280G base amount (which is Mr. Steffens's average annual W-2 compensation during the five full calendar year periods prior to the effective date of the termination) and continue to provide health benefits for the remainder of the term of the agreement.

Management Recognition and Development Plan. Under the Management Recognition and Development Plan, restricted stock awards that have not yet vested become immediately fully vested and no longer restricted at the time of a change in control or of a tender or exchange offer for the Company's shares. There are no special benefits for a termination of the executive, and a termination of service results in a loss of unvested shares.

2003 Stock Option and Incentive Plan. Under the 2003 Stock Option and Incentive Plan, options that are not exercisable become immediately exercisable at the time of a change in control or of a tender or exchange offer for the Company's shares. Upon any termination of service, unexercised options remain exercisable for the lesser of three years or the remaining term of the option and all unvested options are lost.

The following table summarizes the additional or accelerated payments, benefits or vesting for named executive officers in the event of that person's termination by the Bank without cause, a constructive termination or a termination in connection with a change in control of the Company or the Bank, assuming it had occurred on June 30, 2008.

Name	Name of Compensation Component or Plan	Termination Without Cause or Constructive Termination	Change-in-Control With No Termination	Termination in Connection With or Following a Change in Control

Greg A. Steffens	Employment Agreement(1)	$188,019(2)	---	$491,386(3)
	Restricted stock plan	---	$10,843(4)	$ 10,843(4)
	2003 Stock Option Plan	---	$ 520(5)	$ 520(5)

William Hribovsek	Restricted stock plan	---	$10,843(4)	$ 10,843(4)
	2003 Stock Option Plan	---	$ 260(5)	$ 260(5)

William Aslin	2003 Stock Option Plan	---	$ 3,690(5)	$ 3,690(5)
__________________
(1)	Presumes that the employment agreement has a full one-year term on June 30, 2008 termination date and that the payout is based on 2008 compensation levels.
(2)	Represents average of Mr. Steffens's 2008 and 2007 base salary of $183,000, plus $5,019 for health benefits. These amounts would be paid out over the one-year term.
(3)	Represents 299% of Mr. Steffens's Section 280G base amount as of the termination date, in a lump sum, a portion of which may be applied towards health related benefits over three years.
(4)
Amount represents the value of the executive's unvested shares of restricted stock based on the $15.49 closing price of a share of the Company's stock on June 30, 2008, which shares would no longer be restricted.

(5)	Represents the difference between the fair market value of Southern Missouri Bancorp common stock on June 30, 2008 and the exercise price of unvested options.

COMPENSATION OF DIRECTORS

The Company uses a combination of cash and stock-based compensation to attract and retain qualified persons to serve as non-employee directors of the Company and the Bank. Each director of the Company also is a director of the Bank. Directors are compensated $900 per month for their service on the Company's Board of Directors. In setting director compensation, the Board of Directors considers the significant amount of time and level of skill required for service on the Boards of the Company and the Bank, particularly due to the duties imposed on directors of public companies and financial institutions. The types and levels of director compensation are annually reviewed and set by the Compensation Committee and ratified by the full Board of Directors.

For the fiscal year ended June 30, 2008, each director received a monthly fee of $1,000 for serving on the Bank's Board of Directors, except for Director Steffens, who was compensated as an executive officer of the Bank and is not separately compensated as a director.

Director Compensation Table for 2008

The following table provides compensation information for each member of our board of directors during the year ended June 30, 2008 (except for Mr. Steffens whose compensation is reported as a named executive officer). No stock options were awarded to directors during 2008.

Name	Fees Earned or Paid in Cash	Option Awards	Change in Pension Value and Non Qualified Deferred Compensation Earnings	Total

Sammy A. Schalk	$22,800	(1)	$3,406	$26,206
Charles R. Love	22,800	(1)	2,315	25,115
Charles R. Moffitt	22,800	(1)	2,512	25,312
Ronnie D. Black	22,800	(1)	3,558	26,358
James W. Tatum	22,800	(1)	(663)	22,137
Rebecca M. Brooks	22,800	(1)	2,153	24,953
Samuel H. Smith	22,800	(1)	(224)	22,576
L. Douglas Bagby	22,800	(1)	3,558	26,358
________________

(1)	Mr. Schalk holds exercisable options to purchase 10,000 shares. Mr. Love, Mr. Moffitt and Ms. Brooks each hold options to purchase 5,000 shares, of which 3,000 are currently exercisable.

Directors' Retirement Agreements

Southern Missouri Bank and Trust has entered into individual retirement agreements with each of its directors. These agreements were entered into in recognition of the directors' past service to the Bank and to ensure their continued service on the Board. Each agreement provides that, following a director's termination of service on the Board on or after age 60, other than termination for cause, the director will receive five annual payments equal to the product of the cash fees paid to the director during the calendar year preceding his retirement and the director's vested percentage. The vested percentage is determined as follows: 50% after five years of service, 75% after 10 years of service, and 100% after 15 years of service. The benefits payable under the director's retirement agreements are unfunded and unsecured obligations of Southern Missouri Bank and Trust that is payable solely out of the general assets of Southern Missouri Bank and Trust. Payments are required to be made under former director Seifert's agreement.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires Southern Missouri Bancorp's directors and executive officers, and persons who own more than 10% of Southern Missouri Bancorp's common stock to report their initial ownership of Southern Missouri Bancorp's common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and Southern Missouri Bancorp is required to disclose in this proxy statement any late filings or failures to file.

Southern Missouri Bancorp believes, based solely on a review of the copies of reports furnished to us and written representations relative to the filing of certain forms, that no late reports occurred during the fiscal year ended June 30, 2008. All Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.

Business Relationships and Transactions with Executive Officers, Directors and Related Persons

The Company and the Bank may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them. Except for loans by the Bank, which are governed by a separate policy, these transactions that qualify as “related party” transactions under applicable regulations of the Securities and Exchange Commission are subject to the review and approval of the Audit/Compliance Committee and ratification by the Board of Directors. All other transactions with executive officers, directors and related persons are approved by the Board of Directors. There were no transactions or series of transactions of this nature during 2008 the amount of which exceeded $120,000.

The Bank has a written policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. These loans to directors and executive officers are not made at preferential rates, however, certain Bank closing fees are waived. No director, executive officer or any of their affiliates had aggregate indebtedness to the Bank at below market interest rate loans exceeding $120,000 in the aggregate since June 30, 2007. Loans to all directors and executive officers and their associates totaled approximately $8.5 million at June 30, 2008, which was approximately 27.8% of the Company's consolidated stockholders’ equity at that date. All loans to directors and executive officers were performing in accordance with their terms at June 30, 2008.

PROPOSAL II
APPROVAL OF SOUTHERN MISSOURI BANCORP, INC.
2008 EQUITY INCENTIVE PLAN

Purpose

The purpose of the Southern Missouri Bancorp, Inc. 2008 Equity Incentive Plan, hereafter referred to as the "Incentive Plan," is to promote the long-term success of Southern Missouri Bancorp and increase shareholder value by:

•	attracting and retaining key employees and directors;

•	encouraging directors and key employees to focus on long-range objectives; and

•	further linking the interests of directors, officers and employees directly to the interests of the shareholders.

The Incentive Plan, if approved by shareholders, will provide Southern Missouri Bancorp with an additional tool to attract, motivate and retain the most qualified management and other personnel and link the interests of directors, officers and employees with the interests of shareholders.  In furtherance of these objectives, our Board of Directors has adopted the Incentive Plan, subject to approval by the shareholders at this meeting.

The Incentive Plan will allow Southern Missouri Bancorp to grant restricted stock awards to directors, advisory directors, officers and other employees of Southern Missouri Bancorp or Southern Missouri Bank & Trust.  The Incentive Plan will become effective as of the date it is approved by the shareholders.

A summary of the Incentive Plan is set forth below.  This summary is, however, qualified by and subject to the more complete information set forth in the Incentive Plan, a copy of which is attached to this document as Appendix A.

If this plan is approved, and awards are granted under the plan, it may have a dilutive effect on Southern Missouri Bancorp's shareholders and will impact Southern Missouri Bancorp's net income and shareholders' equity, although the actual results cannot be determined until the plan is implemented.

Administration of the Incentive Plan

The Incentive Plan is required to be administered by a committee of the Board of Directors of Southern Missouri Bancorp, consisting of at least two members, each of whom must be a "Non-Employee Director" and an "Outside Director," as those terms are described in the Incentive Plan.  The existing Compensation Committee of the Board of Directors meets these requirements and will be charged with the responsibility of administering the Incentive Plan (the "Compensation Committee").  The Compensation Committee will:

•	select persons to receive restricted stock awards from among the eligible participants;

•	determine the number of shares to be awarded to participants;

•	set the terms, conditions and provisions of the restricted stock awards consistent with the terms of the Incentive Plan; and

•	establish rules for the administration of the Incentive Plan.

The Compensation Committee has the power to interpret the Incentive Plan and to make all other determinations necessary or advisable for its administration.

In granting awards under the Incentive Plan, the Compensation Committee will consider, among other factors, the position and years of service of the individual, the value of the individual's services to Southern Missouri Bancorp and its subsidiaries and the added responsibilities of these individuals as employees, directors and officers of a public company.

Number of Shares That May Be Awarded

The aggregate number of shares of Southern Missouri Bancorp common stock reserved and available for issuance under the Incentive Plan is 66,000, which represents 2.99% of the total outstanding shares.  The fair market value of such shares is approximately $891,000, based on the closing price of the common stock of Southern Missouri Bancorp on September 15, 2008.  Only shares actually issued to participants or retained or surrendered to satisfy tax withholding obligations for awards under the Incentive Plan count against this total number of shares available under the Incentive Plan.  The 66,000 shares of Southern Missouri Bancorp common stock available under the Incentive Plan are subject to adjustment in the event of certain business reorganizations.

The Incentive Plan provides for the use of authorized but unissued shares or treasury shares to fund awards.  Treasury shares are previously issued shares of Southern Missouri Bancorp common stock that are no longer outstanding as a result of having been repurchased or otherwise reacquired by the company.  We intend to fund awards under the Incentive Plan with treasury shares to the extent available.  To the extent we use authorized but unissued shares, rather than treasury shares, to fund awards under the plan, the awards will have the effect of diluting the holdings of persons who own our common stock.  Assuming all awards under the Incentive Plan are awarded and exercised through the use of authorized but unissued common stock, current shareholders would be diluted by approximately 2.90%.

Under the Incentive Plan, the Compensation Committee may grant restricted stock awards for an aggregate of 66,000 shares of Southern Missouri Bancorp common stock.  This amount represents 2.99% of the amount of shares outstanding.  The Incentive Plan also provides that no person may be granted restricted stock for more than 66,000 shares of Southern Missouri Bancorp.

Eligibility to Receive Awards

The Compensation Committee may grant awards under the Incentive Plan to directors, advisory directors, officers and employees of Southern Missouri Bancorp and its subsidiaries.  The Compensation Committee will select persons to receive awards among the eligible participants and determine the number of shares for each award granted.  There are approximately 114 individuals who currently are eligible to receive awards under the Incentive Plan.

Terms and Conditions of Awards under the Incentive Plan

The Compensation Committee is authorized to grant restricted stock, which are shares of Southern Missouri Bancorp common stock subject to forfeiture and limits on transfer until the shares vest.

The Compensation Committee will establish a restricted period, subject to acceleration as described under "Acceleration of Vesting," during which, or at the expiration of which, the restricted stock awards vest and shares of common stock awarded shall no longer be subject to forfeiture or restrictions on transfer.

During the vesting period the recipient of restricted stock will have all the rights of a shareholder, including the power to vote and the right to receive dividends with respect to those shares.  No such rights apply to restricted stock units, until shares are issued for those units.  Shares of restricted stock and restricted stock units generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant during the restricted period.

The Compensation Committee has the right to determine any other terms and conditions, not inconsistent with the Incentive Plan, upon which a restricted stock award shall be granted.

Acceleration of Vesting

Upon a change in control of Southern Missouri Bancorp or upon the termination of the award recipients' service due to death or disability, all unvested awards under the Incentive Plan vest as of the date of that change in control or termination.

The Compensation Committee also has the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any awards, or to remove any or all of such restrictions, whenever it may determine that this action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant date.

Forfeiture of Awards

If the holder of an unvested award terminates service other than due to death, disability or a change in control, the unvested award will be forfeited by the holder.

Transferability of Awards

Unvested restricted stock awards may be transferred upon the death of the holder to whom it was awarded, by will or the laws of inheritance.

Amendment and Termination of the Incentive Plan

The Incentive Plan shall continue in effect for a term of 10 years, after which no further awards may be granted. The board of directors may at any time amend, suspend or terminate the Incentive Plan or any portion thereof, except to the extent shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. Shareholder approval will generally be required with respect to an amendment to the Incentive Plan that will:  (i) increase the aggregate number of securities that may be issued under the plan, except as specifically set forth under the plan; (ii) materially increase the benefits accruing to participants under the Incentive Plan; (iii) materially change the requirements as to eligibility for participation in the Incentive Plan; or (iv) change the class of persons eligible to participate in the Incentive Plan.  No amendment, suspension or termination of the Incentive Plan, however, will impair the rights of any participant, without his or her consent, in any award already granted.

Federal Income Tax Consequences

Recipients of shares granted under the Incentive Plan will recognize ordinary income on the date that the shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date.  In certain circumstances, a holder may elect to recognize ordinary income and determine the fair market value on the date of the grant of the restricted stock.  Recipients of shares granted under the Incentive Plan will also recognize ordinary income equal to their dividend or dividend equivalent payments when these payments are received.

Proposed Awards Under the Incentive Plan

No awards have been proposed by the Board of Directors as of the date of this proxy statement.

The following table sets forth information as of June 30, 2008 with respect to compensation plans under which shares of common stock were issued.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans

Equity Compensation Plans Approved By Security Holders	104,500	$12.43	32,536[1]
Equity Compensation Plans Not Approved By Security Holders	---	---	---
_________

1.	Includes 3,036 shares currently available for award under the Company's existing Management Recognition and Development Plan.

Vote Required for Approval

Approval of the Incentive Plan requires the affirmative vote of a majority of the shares actually cast, in person or by proxy, on the matter.

Your Board of Directors recommends that you vote "FOR" this proposal.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Southern Missouri Bancorp, Inc. specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee, established under Section 3(a)(58)(A) of the Securities Exchange of 1934 operates under a written charter adopted by the full Board of Directors. In fulfilling its oversight responsibility of reviewing the services performed by Southern Missouri's independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee also discussed with Southern Missouri's independent auditors the overall scope and plans for the audit. The Audit Committee met with the independent auditors to discuss the results of its audit, the evaluation of Southern Missouri's internal controls, and the overall quality of Southern Missouri's financial reporting. The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under the caption "Relationship with Independent Auditors " below.

Southern Missouri's Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

•	The Audit Committee has reviewed and discussed with the Company's management the Company's fiscal 2008 audited financial statements;

•
The Audit Committee has discussed with the Company's independent auditors (BKD, LLP) the matters required to be discussed by Statement on Auditing Standards No. 61 and requirements of the Securities and Exchange Commission;

•
The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1 (which relates to the auditors' independence from the Company and its related entities) and has discussed with the auditors their independence from the Company; and

•
Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2008 audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

Charles R. Love
Samuel H. Smith
L. Douglas Bagby
Ronnie D. Black
Sammy A. Schalk
Rebecca M. Brooks
Charles R. Moffitt

RELATIONSHIP WITH INDEPENDENT AUDITORS

Audit Fees

For the fiscal years ended June 30, 2008 and 2007, BKD, LLP ("BKD") provided various audit and audit-related services to the Company. Set forth below are the aggregate fees billed for these services:

(a)	Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements : $46,500 - 2008; $41,000 - 2007; $39,500 - 2006.

(b)
Audit Related Fees: Aggregate fees billed for professional services rendered related to reviews of financial statements included in the Company's quarterly reports on Form -10-Q and consultation on accounting matters: $26,382 - 2008; $22,735 - 2007; $18,680 - 2006.

(c)	Tax Fees: Aggregate fees billed for professional services rendered related to tax compliance, tax advice and tax consultations: $16,845 - 2008; $11,925 - 2007; $8,205 - 2006.

(d)	All other fees: Aggregate fees billed for all other professional services: $0 - 2008; $0 - 2007; $0 - 2006.

The Audit Committee preapproves all audit and permissible non-audit services to be provided by the independent auditors and the estimated fees for these services. None of the services provided by BKD described in items (a)-(d) above was approved by the Audit Committee pursuant to a waiver of the pre-approval requirements of the SEC's rules and regulations. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

PROPOSAL III -- RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS

The Audit Committee has appointed BKD as the independent public accounting firm to audit the Company's financial statements for the fiscal year ending June 30, 2009. In making its determination to appoint BKD as the Company's independent auditors for the 2009 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by BKD, other than audit services, is compatible with maintaining the independence of the outside accountants. Our shareholders are asked to ratify this appointment at the annual meeting. If the appointment of BKD is not ratified by the shareholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of BKD.

A representative of BKD is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BKD, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2009.

FINANCIAL STATEMENTS

Southern Missouri Bancorp's annual report to shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on the record date. Any shareholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary of Southern Missouri Bancorp. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

In addition, a copy of Southern Missouri Bancorp's annual report on Form 10-K for the fiscal year ended June 30, 2008, is available to each record and beneficial owner of Southern Missouri Bancorp's common stock without charge upon written request to the Corporate Secretary, Southern Missouri Bancorp, Inc., 531 Vine Street, Poplar Bluff, Missouri, 63901.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in Southern Missouri Bancorp's proxy materials for next year's annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at Southern Missouri Bancorp's main office at 531 Vine Street, Poplar Bluff, Missouri, no later than May 22, 2009. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended. If a proposal does not meet the above requirements for inclusion in the Corporation's proxy materials, but otherwise meets the Corporation's eligibility requirements to be presented at the next annual meeting of shareholders, the persons named in the enclosed form of proxy and acting thereon will have the discretion to vote on any such proposal in accordance with their best judgment if the proposal is received at the Corporation's main office no later than July 22, 2009.

ANNUAL REPORTS

A copy of the Form 10-K as filed with the Securities and Exchange Commission will be furnished without charge upon written request to Ronnie D. Black, Secretary, Southern Missouri Bancorp, Inc., 531 Vine Street, Poplar Bluff, Missouri 63901.

OTHER MATTERS

We are not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

APPENDIX A

SOUTHERN MISSOURI BANCORP, INC.

2008 EQUITY INCENTIVE PLAN

SOUTHERN MISSOURI BANCORP, Inc.
2008 Equity Incentive Plan

article i
purpose

Section 1.1     General Purpose of the Plan.

The purpose of the Plan is to promote the long-term growth and profitability of Southern Missouri Bancorp, Inc., to provide directors, advisory directors, officers and employees of Southern Missouri Bancorp, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in Southern Missouri Bancorp, Inc.

article ii
definitions

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Affiliate means any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Section 424(e) and (f) respectively, of the Code.

Award means the grant by the Committee of a Restricted Stock Award or any other benefit under this Plan.

Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.

Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant that become distributable following the Participant's death.

Board means the Board of Directors of Southern Missouri Bancorp, Inc. and any successor thereto.

Change in Control means any of the following events:

(a)    any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board may be cast;

(b)    as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board;

(c)    the stockholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

(d)    a tender offer or exchange offer for 25% or more of the total outstanding Shares of the Company is commenced (other than such an offer by the Company).

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the Committee described in Article IV.

Company means Southern Missouri Bancorp, Inc., a Missouri corporation, and any successor thereto.

Disability means a condition of incapacity of a Participant which renders that person unable to engage in the performance of his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

Effective Date means the date on which the Plan is approved by the stockholders of Southern Missouri Bancorp, Inc.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value means, with respect to a Share on a specified date:

(a)    If the Shares are listed on any established stock exchange, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Composite Tape or other comparable reporting system for the exchange on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

(b)    If the Shares are not traded on a national securities exchange but are traded on the over-the-counter market, if sales prices are not regularly reported for the Shares for the trading day referred to in clause (a), and if bid and asked prices for the Shares are regularly reported, the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

(c)    In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

Family Member means with respect to any Participant:

(a)    the lineal ascendants and lineal descendants of such Participant or his spouse, or any one or more of them, or

(b)    an entity wholly owned by, including, but not limited to, a trust the exclusive beneficiaries of which are, one or more of the lineal ascendants or lineal descendants of such Participant or his spouse, or wholly owned jointly by one or more of them and the Participant.

Participant means any director, advisory director, officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

Permitted Transferee means, with respect to any Participant, a Family Member of the Participant to whom an Award has been transferred as permitted hereunder.

Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Plan means the Southern Missouri Bancorp, Inc. 2008 Equity Incentive Plan, as amended from time to time.

Restricted Stock Award means an award of Shares or Share Units pursuant to Article V.

Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a director, advisory director, officer or employee of the Company or any Affiliate.

Share means a share of common stock, par value $.01 per share, of Southern Missouri Bancorp, Inc.

Termination for Cause means termination upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates.  Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.

Vesting Date means the date or dates on which a Restricted Stock Award ceases to be forfeitable.

article iii
available shares

Section 3.1     Shares Available Under the Plan.

Subject to adjustment under Article VII, the maximum aggregate number of Shares representing Awards shall not exceed 66,000 shares, and the maximum aggregate number of Shares which may be issued upon award or vesting of Restricted Stock Awards to any one individual in any calendar year shall be 66,000.

Section 3.2     Computation of Shares Issued.

For purposes of this Article III, Shares shall be considered issued pursuant to the Plan only if actually issued in connection with a Restricted Stock Award.  Any Award subsequently forfeited, in whole or in part, shall not be considered issued.

article iv
administration

Section 4.1     Committee.

(a)           The Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board.  Each member of the Committee shall be an "Outside Director" within the meaning of Section 162(m) of the Code or a successor rule or regulation, a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an "Independent Director" under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

(b)           The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee.  Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

(c)           The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 4.2     Committee Powers.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a)    to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to Awards to be issued or granted, and the terms and conditions thereof;

(b)    with the consent of the Participant, to the extent deemed necessary by the Committee, amend or modify the terms of any outstanding Award or accelerate or defer the Vesting Date thereof;

 (c)    to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d)    to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

article v
restricted stock awards

Section 5.1     In General.

(a)           Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify, subject to the limitations of the Plan:

(i)      the number of Shares covered by the Restricted Stock Award;

(ii)     the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Shares;

(iii)    the date of grant of the Restricted Stock Award;

(iv)    the Vesting Date for the Restricted Stock Award; and

(v)    the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares;

and contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

(b)           All Restricted Stock Awards shall be in the form of issued and outstanding Shares that shall be registered in the name of the Participant and held by the Committee, together with an irrevocable stock power executed by the Participant in favor of the Committee or its designee, pending the vesting or forfeiture of the Restricted Stock Award.  The certificates evidencing the Shares shall at all times prior to the applicable Vesting Date bear the following legend:

The common stock evidenced hereby is subject to the terms of an Award Agreement between Southern Missouri Bancorp, Inc. and [Name of Participant] dated [Award Date] made pursuant to the terms of the Southern Missouri Bancorp, Inc. 2008 Equity Incentive Plan, copies of which are on file at the executive offices of Southern Missouri Bancorp, Inc. and may not be sold, encumbered, hypothecated or otherwise transferred, except in accordance with the terms of such Plan and Award Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.

(c)           Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and the Shares distributed pursuant to such Award shall be distributable, during the lifetime of the Participant, only to the Participant.

Section 5.2     Vesting Date.

(a)           The Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement.

(b)           Unless otherwise determined by the Committee and specified in the Award Agreement:

(i)     if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Shares or Share Units shall be forfeited without consideration;

(ii)     if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant's Service with the Company; and

(iii)    if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 5.3     Dividend Rights.

Unless otherwise set forth in the Award Agreement, any dividends or distributions declared and paid with respect to Shares subject to a Restricted Stock Award, whether or not in cash, shall be paid to the Participant at the same time they are paid to all other shareholders of the Company.

Section 5.4     Voting Rights.

Unless otherwise set forth in the Award Agreement, voting rights appurtenant to the Shares subject to the Restricted Stock Award shall be exercised by the Participant.

Section 5.5     Designation of Beneficiary.

A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Shares that become vested on the date of the Participant's death.  Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee.  In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant's death shall be paid to the executor or administrator of the Participant's estate.

Section 5.6     Manner of Distribution of Awards.

The Company's obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

article vi
special tax provision

Section 6.1     Tax Withholding Rights.

Where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.

article VII
amendment and termination

Section 7.1     Termination

The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee.  Unless sooner terminated, the Plan shall terminate automatically on the tenth anniversary of the Effective Date.  In the event of any suspension or termination of the Plan, all Awards previously granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.

Section 7.2     Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with Section 162(m) of the Code or the corporate governance standards imposed under the listing or trading requirements imposed by any national securities exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.

Section 7.3     Adjustments in the Event of Business Reorganization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i)     the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants; and

(ii)    the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

article VIII
miscellaneous

Section 8.1     Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 8.2     No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as a director, advisory director or employee of the Company.  The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.

Section 8.3     Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

Section 8.4     Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of Missouri without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts located in the County or contiguous counties in which the Company's headquarters are located shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 8.5     Headings.

The headings of Articles and Sections are included solely for convenience of reference.  If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 8.6     Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 8.7     Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)           If to the Committee:

Southern Missouri Bancorp, Inc.
531 Vine Street
Poplar Bluff, Missouri  63901
Attention:  Corporate Secretary

(b)           If to a Participant, to such person's address as shown in the Company's records.

Section 8.8     Approval of Stockholders.

The Plan shall be subject to approval by the Company's stockholders within twelve (12) months before or after the date the Board adopts the Plan.